                          SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of the Securities
                            Exchange Act of 1934


Filed by the Registrant  [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement     [ ] CONFIDENTIAL, FOR USE OF COMMISSION ONLY
[X] Definitive Proxy Statement          (AS PERMITTED BY RULE 14A-6(E)(2))
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

- -------------------------------------------------------------------------------
                          Realty Income Corporation

              (Name of Registrant as Specified in its Charter)
- -------------------------------------------------------------------------------

                           Realty Income Corporation

                (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rule 14a-6(i)(1).
[ ] $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount previously paid:  N/A
    2)  Form, Schedule or Registration Statement No.:  N/A
    3)  Filing Party:  N/A
    4)  Date Filed:  N/A

                        REALTY INCOME CORPORATION
                          220 West Crest Street
                     Escondido, California  92025-1725


                                April 3, 1996



Dear Stockholder:

   You are cordially invited to attend the Annual Meeting of Stockholders of Realty Income Corporation to be held at 9:00 a.m., local time, on May 14, 1996 at the California Center for the Arts Escondido, 340 North Escondido Boulevard, Escondido, California.

   At the Annual Meeting, you will be asked to consider and vote upon the election of five directors to the Board of Directors of the Company. The election of members of the Board of Directors of the Company is more completely described in the accompanying Proxy Statement. We urge you to review carefully the Proxy Statement.

The Company's Board of Directors recommends a VOTE FOR the election of each nominee to the Board of Directors named in the accompanying Proxy Statement.

   YOUR VOTE IS IMPORTANT TO THE COMPANY, WHETHER YOU OWN FEW OR MANY SHARES! Please complete, date and sign the enclosed proxy card and return it in the accompanying postage paid envelope, even if you plan to attend the Annual Meeting. If you attend the Annual Meeting, you may if you wish, withdraw your proxy and vote in person.

                               Sincerely,



                               WILLIAM E. CLARK
                               CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER

                           REALTY INCOME CORPORATION
                              220 WEST CREST STREET
                        ESCONDIDO, CALIFORNIA  92025-1725

                             ----------------------

                      NOTICE OF ANNUAL MEETING TO BE HELD ON
                                  MAY 14, 1996

                             ----------------------

TO THE STOCKHOLDERS OF
REALTY INCOME CORPORATION:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Realty Income Corporation, a Delaware corporation (the "Company" or "Realty Income"), will be held at the California Center for the Arts Escondido, 340 North Escondido Boulevard, Escondido, California, 92025 at 9:00 a.m., local time, on May 14, 1996, to consider and act upon:

   1. The election of members of the Board of the Directors of the Company.

   2. Such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

   The election of directors is more fully described in the accompanying Proxy Statement, which forms a part of this Notice.

   During the course of the Annual Meeting, management will report on the current activities of Realty Income and comment on its future plans. A discussion period is planned so that stockholders will have an opportunity to ask questions and present their comments.

   The Board of Directors has fixed the close of business on March 19, 1996 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or adjournment or postponement thereof. Only stockholders of record on the Record Date will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the offices of the Company at 220 West Crest Street, Escondido, California, at least ten days prior to the Annual Meeting.

   If you plan to be present, please notify the undersigned so that identification can be prepared for you. Whether or not you plan to attend the Annual Meeting, please execute, date and return promptly the enclosed proxy. A return envelope is enclosed for your convenience and requires no postage for mailing in the United States. If you are present at the Annual Meeting you may, if you wish, withdraw your proxy and vote in person. Thank you for your interest and consideration.

                                 Sincerely,


                                 MICHAEL R. PFEIFFER
April 3, 1996                      VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY


                          YOUR VOTE IS IMPORTANT

TO VOTE YOUR SHARES, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY AND MAIL IT IN THE ENCLOSED RETURN ENVELOPE

                           REALTY INCOME CORPORATION
                             220 WEST CREST STREET
                        ESCONDIDO, CALIFORNIA  92025-1725

                               -----------------

                        ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 14, 1996

                                PROXY STATEMENT

                               -----------------



   This Proxy Statement is being furnished to stockholders of Realty Income Corporation, a Delaware Corporation ("Realty Income" or the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on May 14, 1996, at 9:00 a.m., local time, at the California Center for the Arts Escondido, 340 North Escondido Boulevard, Escondido, California, 92025 and any adjournments or postponements thereof. This Proxy Statement and the accompanying form of proxy are first being mailed or delivered to the stockholders of the Company on or about April 3, 1996.

   At the Annual Meeting, holders of record of shares of Realty Income Common Stock will consider and vote upon (i) the election of members of the Board of Directors of the Company and (ii) such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. The Board of Directors recommends a vote FOR each person nominated to be elected to the Board of Directors. See "Proposal to Elect Directors."

   The Board of Directors has fixed the close of business on March 19, 1996 as the record date (the "Record Date") for determining the holders of shares of Realty Income Common Stock who are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 22,976,237 shares of Realty Income Common Stock were outstanding. The holders of record on the Record Date of shares of Realty Income Common Stock are entitled to one vote per share of Realty Income Common Stock. The presence in person or by properly executed proxy of the holders of shares representing a majority of the outstanding shares of Realty Income Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting.

   Shares of Realty Income Common Stock represented by properly executed proxies received at or prior to the Annual Meeting that have not been revoked will be voted at the Annual Meeting in accordance with the instructions indicated on the proxies. Shares of Realty Income Common Stock represented by properly executed proxies for which no instruction is given will be voted FOR election of the persons nominated to the Board of Directors.
Stockholders are requested to complete, sign, date and promptly return the enclosed proxy card in the postage-prepaid envelope provided for this purpose to ensure that their shares are voted.

   As of the date of this Proxy Statement, the Board of Directors does not know of any other matters which are to come before the Annual Meeting. If any other matters are properly presented at the Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place, the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

   Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares of Realty Income Common Stock and delivering it to the Secretary of the Company before the taking of the vote at the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Realty Income Corporation, 220 West Crest Street, Escondido, California 92025, Attention: Corporate Secretary, or hand delivered to the Secretary of the Company at or before the taking of the vote at the Annual Meeting.

   The election inspector will treat shares represented by properly signed and returned proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and for purposes of determining the outcome of any matter submitted to the stockholders for a vote. Abstentions do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of "votes cast." For the purposes of determining the outcome of any matter, "broker non-votes" (I.E., shares held by brokers or nominees that are represented at the meeting by properly signed and returned proxies but with respect to which the broker or nominee is not empowered to vote on a particular matter) will be treated by the election inspector as not present and not entitled to vote with respect to that matter (although such shares may be entitled to vote on other matters), and will be deemed to be present and entitled to vote for quorum purposes.

   If the Annual Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Annual Meeting all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Annual Meeting (except for any proxies that have theretofore effectively been revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

   The Company will bear the cost of soliciting proxies from its stockholders. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies by telephone, telegram or otherwise. Such directors, officers and employees of the Company will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Brokerage firms, fiduciaries and other custodians who forward soliciting material to the beneficial owners of shares of Realty Income Common Stock held of record by them will be reimbursed for their reasonable expenses incurred in forwarding such material.

   No person is authorized to make any representation with respect to the matters described in this Proxy Statement other than those contained herein and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any other person.

                               -----------------

              THE DATE OF THIS PROXY STATEMENT IS APRIL 3, 1996.

                         PROPOSAL TO ELECT DIRECTORS

GENERAL

   Five directors, comprising the entire membership of the Board of Directors of the Company, are to be elected at the Annual Meeting. Unless otherwise instructed, proxies representing shares of Realty Income Common Stock will be voted for the five nominees shown below for a term of one year and until their successors are duly elected and qualified.

   If at the time of the Annual Meeting any of such nominees should be unable or decline to serve, the authority provided in the proxy to vote for the election of directors will be exercised to vote for a substitute or substitutes. Management has no reason to believe that any substitute nominee or nominees will be required.

   Stockholders of the Company are not entitled to cumulative voting rights in the election of directors.

VOTE REQUIRED; BOARD RECOMMENDATION

   The affirmative vote of a plurality of the shares of the Realty Income Common Stock represented in person or by properly executed proxy and entitled to vote at the Annual Meeting will be required to elect each director. Accordingly, abstentions or broker non-votes as to the election of directors will not affect the election of the nominees receiving the plurality of votes.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH NAMED NOMINEE.

DIRECTOR NOMINEES

   The following table sets forth certain information regarding the Director nominees all of whom are current directors of Realty Income:

      NAME               AGE          TITLE

William E. Clark          58          Chairman of the Board and Chief Executive
                                      Officer

Thomas A. Lewis           43          Vice Chairman of the Board and Vice
                                      President Capital Markets

Donald R. Cameron         56          Director

Roger P. Kuppinger        55          Director

Michael D. McKee          50          Director

   WILLIAM E. CLARK has been the Chairman of the Board of Directors and Chief Executive Officer and a Director of the Company since September 1993 and has been involved as a principal in commercial real estate acquisition, development, management and sales for over 30 years. His involvement includes land acquisition, tenant lease negotiations, construction and sales of prime commercial properties for regional and national fast-food restaurant, automotive and retail chain store operations throughout the United States. He had been a director and an officer of R.I.C. Advisor, Inc. ("R.I.C. Advisor") since 1969 until it was merged with the Company on August 17, 1995 (the "Merger").

   THOMAS A. LEWIS has been the Vice Chairman of the Board of Directors, Vice President, Capital Markets and a Director of the Company since September 1993 and had been with R.I.C. Advisor from 1987 until the Merger. Prior to joining R.I.C. Advisor, he served in various capacities, including Senior Vice President with Johnstown Capital, a real estate management and syndication company (1982-1987), and Investment Specialist with Sutro & Co., a member of the New York Stock Exchange (1979-1982), and was employed by the Procter & Gamble Company (1974-1979). He graduated from Chaminade University of Hawaii, B.A., and holds NASD General Securities (Series 7) and Registered Principal (Series 24) licenses.

   DONALD R. CAMERON has been a Director of the Company since August 1994 and is a co-founder and President of Cameron, Murphy & Spangler, Inc., a securities broker-dealer firm located in Pasadena, California. He graduated from the University of Glasgow, Scotland, B.Sc. Prior to founding Cameron, Murphy & Spangler in 1975, he worked at the securities brokerage firm of Glore Forgan Staats, Inc. and its successors (1969-1975). He is currently a director of Ayr United Football and Athletic Club, Ltd. Mr. Cameron is chairman of the Compensation Committee and a member of the Audit Committee.

   ROGER P. KUPPINGER has been a Director of the Company since August 1994 and is a self-employed investment banker and financial advisor and is an active investor in both private and public companies. Prior to March 1994, he was a Managing Director at the investment banking firm Sutro & Co. Inc.
He graduated from Northwestern University, B.S. and M.B.A., and from LaSalle University in Chicago, L.L.B. Prior to joining Sutro in 1969, he worked at First Interstate Bank, formerly named United California Bank (1964-1969). He has served on over ten boards of directors for both public and private companies, and currently serves on the board of directors of Harlyn Products, Inc. and REIT of California. Mr. Kuppinger is chairman of the Audit Committee and a member of the Compensation Committee.

   MICHAEL D. MCKEE has been a Director of the Company since August 1994 and has been Executive Vice President of The Irvine Company since March 1994. Prior thereto, he was a partner in the law firm of Latham & Watkins. He graduated from Pacific College, B.A., University of Southern California, M.A. and University of California at Los Angeles, J.D. His business and legal experience includes numerous acquisition and disposition transactions, as well as a variety of public and private offerings of equity and debt securities. He is currently a member of the board of directors of Health Care Property Investors, Inc. and Irvine Apartment Communities, Inc. Mr. McKee is a member of the Compensation Committee and the Audit Committee.

COMMITTEES OF THE BOARD OF DIRECTORS

   The Audit Committee of the Board of Directors is comprised of Messrs. Cameron, Kuppinger (chairman) and McKee. The Audit Committee's principal responsibilities include recommending the selection of the Company's independent auditors to the Board of Directors, approving any special assignments given to the independent auditors and reviewing (i) the scope and results of the audit engagement with the independent auditors and management, including the accountant's letter of comments and management's responses thereto, (ii) the independence of the independent auditors, (iii) the effectiveness and efficiency of the Company's internal accounting staff and
(iv) any proposed significant accounting changes.

   The Compensation Committee of the Board of Directors is comprised of Messrs. Cameron (chairman), Kuppinger and McKee. The Compensation Committee's principal responsibilities include establishing remuneration levels for officers of the Company, reviewing management organization and development, reviewing significant employee benefits programs and establishing and administering executive compensation programs, including bonus plans, stock option and other equity-based programs, deferred compensation plans and any other cash or stock incentive programs.

   The Special Committee of the Board of Directors is comprised of Messrs. Cameron, Kuppinger and McKee (chairman). The Special Committee was formed in August 1994 to explore the advisability of the combination of the Company and R.I.C. Advisor. On behalf of Realty Income, the Special Committee negotiated the terms of the Merger on behalf of Realty Income which was consummated on August 17, 1995.

   The Board of Directors may from time to time establish certain other committees to facilitate the management of the Company.

MEETINGS AND ATTENDANCE

   The Board of Directors met thirteen times during the fiscal year ended December 31, 1995. Of the three standing committees, the Audit Committee, the Compensation Committee and the Special Committee met 3, 4, and 19 times in 1995, respectively. All directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings of the committees of the Board on which such directors served.

COMPENSATION OF THE COMPANY'S DIRECTORS

   No officer of the Company receives or will receive any compensation for serving the Company as a member of the Board of Directors or any of its committees. Directors who are not officers of the Company receive an annual fee of $15,000 for serving on the Board of Directors. Such directors also receive fees of $1,000 for attending Board of Directors meetings in person, $500 ($750 for the chairman of the committee) for attending Board of Directors committee meetings in person, $200 for attending Board of Directors meetings by telephone and $200 ($450 for the chairman of the committee) for attending Board of Director committee meetings by telephone. Directors serving on the Special Committee received $1,000 ($1,500 for the chairman of the committee) for all meetings of the Special Committee whether attended in person or by telephone. The Company may also reimburse such directors for travel expenses incurred in connection with their activities on behalf of the Company. In addition, under the Company's stock incentive plan, upon his or her initial appointment to the Board of Directors (and every four years after the date of such appointment if the Director is still serving as a Director), each Director who is not an officer of the Company is automatically granted options to purchase 10,000 shares of Realty Income Common Stock at the then current market price. These options vest during the Directors' continued service period at a rate of 2,500 shares per year. As of April 3, 1996, each of Messrs. Cameron, Kuppinger and McKee held options to purchase 10,000 shares of Realty Income Common Stock at an exercise price of $20 per share, of which options to purchase 2,500 shares of Realty Income Common Stock are currently exercisable.

OFFICERS OF THE COMPANY

   The following table sets forth certain information regarding the officers of the Company:

     NAME                 AGE        TITLE

William E. Clark          58         Chairman of the Board and Chief Executive
                                     Officer

Richard J. VanDerhoff     42         President and Chief Operating Officer

Thomas A. Lewis           43         Vice Chairman of the Board and
                                     Vice President Capital Markets

John H. Wolfe             47         Vice President, Portfolio Acquisitions

Gary M. Malino            38         Vice President, Chief Financial Officer
                                     and Treasurer

Michael R. Pfeiffer       35         Vice President, General Counsel and
                                     Secretary

Richard G. Collins        47         Vice President, Portfolio Management


   Biographical information with respects to Messrs. Clark and Lewis is set forth above under "Proposal to Elect Directors -- Director Nominees."

   RICHARD J. VANDERHOFF has been President and Chief Operating Officer of Realty Income since November 1994 and had been with R.I.C. Advisor from 1987 until the Merger. From August 1994 to November 1994, he served as general counsel of the Company. Prior to 1987, he was in private law practice specializing in real property and business law (1980 - 1984) and was employed as Vice President, General Counsel and Secretary of FNCO Corporation, an owner and operator of community newspaper companies located throughout the midwest United States. He graduated from Jacksonville University, B.S., and the University of San Diego School of Law, J.D. He is a licensed attorney and member of the State Bar of California.

   GARY M. MALINO has been Chief Financial Officer of the Company since August 1994 and the Vice President, Chief Financial Officer and Treasurer of the Company since August 1995 and had been with R.I.C. Advisor from 1985 until the Merger. Prior to joining R.I.C. Advisor in 1985, he was a Certified Public Accountant ("CPA") with Kendall & Forman, an accountancy corporation (1981-1985) and Assistant Controller with McMillin Development Company, a real estate development company (1979-1981). He graduated from San Diego State University, B.S.

   JOHN H. WOLFE has been Vice President, Portfolio Acquisitions of the Company since August 1995 and had been with R.I.C. Advisor from 1983 until the Merger. Prior to joining R.I.C. Advisor, he was the Director of Development for Black Angus Restaurants (1978-1983) and owned and operated a
real estate investment company (1975 - 1978).   He graduated from San Diego
State University, B.S.

  MICHAEL R. PFEIFFER has been Vice President, General Counsel and Secretary of the Company since August 1995 and had been with R.I.C. Advisor from 1990 until the Merger. Prior to joining R.I.C. Advisor he was in private practice specializing in real estate transactional law (1987-1990), and was employed as Associate Counsel with First American Title Insurance Company (1986-1987). He graduated from the University of Rhode Island, B.S., and the University of San Diego School of Law, J.D. He is a licensed attorney and member of the State Bar of California and the State Bar of Florida. He also holds NASD General Securities (Series 7) and Registered Principal (Series 24) licenses.

   RICHARD G. COLLINS has been Vice President, Portfolio Management of the Company since August 1995 and had been with R.I.C. Advisor from 1990 until the Merger. Prior to joining R.I.C. Advisor, he was involved as a principal in the acquisition and sale of land and commercial real estate and a general partner for land and commercial real estate partnerships (1979-1990) and a leasing and sales specialist in the Office Properties Division for Grubb & Ellis Commercial Real Estate Services (1974-1979). He graduated from San Diego State University, B.S.

EXECUTIVE COMPENSATION

   Prior to August 17, 1995, no executive officer of the Company, including the Chief Executive Officer, received any compensation from the Company, but rather received compensation from R.I.C. Advisor for services as an employee and officer of R.I.C. Advisor. Subsequent to the Merger, all officers and employees of the Company were compensated directly by the Company. Accordingly, the following table sets forth the compensation for the Chief Executive Officer and the other four most highly compensated executive officers of the Company for fiscal year 1995 (collectively, the "Named Executive Officers").

NAME AND PRINCIPAL POSITION             1995 SALARY (1)
- ---------------------------             ---------------
William E. Clark                          $98,958.37
 Chairman of the Board
 and Chief Executive Officer

Richard J. VanDerhoff                      89,062.50
 President and Chief
 Operating Officer

Thomas A. Lewis                            79,166.73
 Vice Chairman of the Board
 and Vice President Capital
 Markets

John H. Wolfe                              79,166.73
 Vice President Property
 Acquisitions

Gary M. Malino                             69,270.87
 Vice President, Chief
 Financial Officer and
 Treasurer

(1) Salary figures are for period from August 17, 1995 through December 31, 1995 and are based on annualized salaries of $250,000; $225,000; $200,000; $200,000 and $175,000 for each of Messrs. Clark, VanDerhoff, Lewis, Wolfe and Malino, respectively.

   None of the Named Executive Officers received any other compensation from the Company in 1995 for their services as officers of the Company. In connection with the Merger, each of the Named Executive Officers received common stock of the Company. See "--Certain Transactions".

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   For the fiscal year ended December 31, 1995, no executive officer of the Company, including the Chief Executive Officer, received any compensation directly from the Company prior to the Merger, but rather were paid for their services by R.I.C. Advisor. The compensation received by the executive officers (including the Named Executive Officers) after the Merger for the remainder of 1995 was based on negotiations in connection with and prior to the Merger. Accordingly, the following report of the Compensation Committee focuses on the philosophies and policies that will be established to determine the appropriate levels of executive compensation on a going forward basis.

   The compensation policies of the Company will be structured to link the compensation of the executive officers of the Company with enhanced stockholder value. Through the establishment of short- and long-term incentive plans, the Company will align the financial interests of the executive officers with those of its stockholders.

EXECUTIVE COMPENSATION PHILOSOPHY

   In designing its compensation programs, the Company will follow its belief that compensation should reflect the value created for stockholders while supporting the business strategies and long-range plans of the Company and the markets the Company serves. In doing so, the compensation programs will reflect the following themes:

      A compensation program that stresses the Company's financial performance and the executive officers' individual performance.

      A compensation program that strengthens the relationship between pay and performance by providing variable, at-risk compensation that is reflective of current market practices and comparable executive rates and is dependent upon the level of success in meeting specified Company and individual performance goals.

       An annual incentive plan, that supports a performance-oriented environment and which generates a portion of compensation based on the achievement of specific performance goals, with superior performance resulting in total annual compensation above competitive levels.

        A long-term incentive plan that is designed to reward executive officers for long-term strategic management of the Company and the enhancement of stockholder value.

   The Compensation Committee will review and determine the compensation of the executive officers of the Company with this philosophy on compensation as its basis.

EXECUTIVE COMPENSATION COMPONENTS

   The Company's executive compensation is based on two components, each of which is intended to serve the overall compensation philosophy.

   BASE SALARY. Base salary is intended to be set at a level competitive with amounts paid to executive officers of comparable companies with similar business structure, size and marketplace orientation. In determining appropriate salary levels, the Compensation Committee will consider the individual's scope of responsibility, experience and performance. In addition, the Compensation Committee will review competitive market and industry data compiled by independent compensation consultants. The data provided will compare the Company's compensation practices to a group of comparable companies which tend to have similar business structure, size and marketplace orientation.

   Salaries for executive officers will be reviewed by the Compensation Committee on an annual basis. Increases to base salaries will be driven primarily by individual performance. Base salaries allow executives to be rewarded for individual performance based on the Company's evaluation process which encourages the development of executives and sustained levels of contribution to the Company. Base salaries also offer security to executives and allow the Company to attract competent executive talent and maintain a stable management team.

   EXECUTIVE INCENTIVE COMPENSATION. The Compensation Committee will determine executive incentive compensation based on three factors: (a) growth in the Company's funds from operations, which is a common statistical benchmark in the real estate investment trust ("REIT") industry, (b) the Company's performance compared to a peer group of comparable companies and
(c) the executive's individual performance. In connection with incentive compensation, the Company provides a stock incentive plan that is linked to the long-term performance of the Company. Executive officers are eligible to receive annual grants of non-qualified stock options or other awards pursuant to the Company's stock incentive plan. In keeping with the Company's commitment to provide a total compensation package which emphasizes at-risk components of compensation, any awards will be intended to retain and motivate executive officers to improve long-term stock market performance.

   The Compensation Committee is considering the possible adoption of a management incentive plan, with annual incentive awards granted upon the achievement by the executive officers of annual financial criteria established by the Compensation Committee at the beginning of the fiscal year. The financial measures would be determined and stated in terms of target and maximum goals as determined by the Compensation Committee.

   RULE 162(M). The 1993 Omnibus Budget Reconciliation Act ("OBRA") became law in August 1993. Under the new law, income tax deductions of publicly-traded companies in tax years beginning on or after January 1, 1994 may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises, and non-qualified benefits) for certain executive officers exceeds $1 million (less the amount of any "excess parachute-payments" as defined in Section 280G of the Code) in any one year. Under OBRA, the deduction limit does not apply to payments which qualify as "performance-based." To qualify as "performance-based," compensation payments must be based solely upon the achievement of objective performance goals and made under a plan that is administered by a committee of outside directors. In addition, the material terms of the plan must be disclosed to and approved by stockholders, and the compensation committee must certify that the performance goals were achieved before payments can be made.

   The Compensation Committee intends to design the Company's compensation to conform with the OBRA legislation and related regulations so that total compensation paid to any employee will not exceed $1 million in any one year, except for compensation payments which qualify as "performance-based." The Company may, however, pay compensation which is not deductible in limited circumstances when sound management of the Company so requires.

                            Donald R. Cameron, Chairman
                            Roger P. Kuppinger
                            Michael D. McKee

Date:  April 3, 1996

   THE ABOVE REPORT OF THE COMPENSATION COMMITTEE WILL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY FILING BY THE COMPANY UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THE SAME BY REFERENCE.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   None of the members of the Compensation Committee are executive officers of the Company.

COMPANY PERFORMANCE GRAPH

   As a part of the rules concerning executive compensation disclosure, Realty Income is obligated to provide a chart comparing the yearly percentage change in the cumulative total stockholder return on Realty Income Common Stock over a five-year period. However, since Realty Income Common Stock has been publicly traded only since October 18, 1994, such information is provided from this date through December 31, 1995.

   The chart below compares the performance of Realty Income Common Stock with the performance of an index including all securities for U.S. companies list on Standard & Poor's 500 Total Return Index (the "S&P 500 Total Return Index") and of a peer group of companies, measuring the changes in common stock prices from October 18, 1994 through December 31, 1995. The chart assumes an investment of $100 on October 18, 1994, and as required by the Commission, all values shown assume the reinvestment of all distributions, if any, and, in the case of the peer group, are weighted to reflect the market capitalization of the component companies. The peer group consists of Franchise Finance Corporation of America, Lexington Corporate Properties, Inc., Commercial Net Lease Realty and Tri-Net Corporate Realty Trust.

                           TOTAL RETURN PERFORMANCE


                                    [GRAPH]

                                                PERIOD ENDING
                         --------------------------------------------------------
                         10/18/94   12/31/94  3/31/95  6/30/95  9/30/95  12/31/95
                         --------   --------  -------  -------  -------  --------
Realty Income Corp         100.00     108.41   119.39   142.36   144.66    161.50
Realty Income Peers        100.00     102.75   108.75   122.14   124.37    130.80
S&P 500 Total Return       100.00      98.83   107.25   115.32   123.61    131.06

CERTAIN TRANSACTIONS

   During the period from January 1, 1995 through August 17, 1995, R.I.C. Advisor advised the Company with respect to the Company's investments and assumed day-to-day management of the Company. The Company paid to R.I.C. Advisor an advisor fee totaling $3,660,794 for such services pursuant to an advisory agreement. Each of Messrs. Clark, VanDerhoff, Lewis, Wolfe and Malino was a shareholder and executive officer of R.I.C. Advisor and each of Messrs. Clark, Lewis and Wolfe was a director of R.I.C. Advisor. Messrs. Clark, VanDerhoff, Lewis, Wolfe and Malino beneficially owned 51.2%, 7.5%, 7.5%, 7.5% and 6.2%, respectively, of the outstanding shares of common stock of R.I.C. Advisor.

   In order to create a fully-integrated company and more closely align the interests of management with the interests of the Company's stockholders, R.I.C. Advisor was merged with and into the Company on August 17, 1995. Pursuant to the Agreement and Plan of Merger dated April 28, 1995 (the "Merger Agreement"), the outstanding shares of R.I.C. Advisor's common stock were converted into 990,704 shares of Realty Income Common Stock. As a result of the Merger, the employees of R.I.C. Advisor became employees of the Company and the Company became a fully-integrated, self-administered and self-managed REIT.

   As noted above, certain of the Company's executive officers and directors were shareholders of R.I.C. Advisor and received shares of Realty Income Common Stock as consideration in the Merger. Messrs. Clark (by way of the Clark Family Trust of which he is trustee), VanDerhoff, Lewis, Wolfe and Malino received 507,105, 74,738, 74,738, 74,738 and 61,549, respectively, shares of Realty Income Common Stock in connection with the Merger.

   The shares issued in the Merger were not registered under the Securities Act of 1933, as amended. Under the Merger Agreement and a related Registration Rights Agreement dated April 28, 1995 among the Company and the R.I.C. Advisor shareholders, the Company agreed to file a "shelf" registration statement covering the resale of up to 25% of the Company's Common Stock issued in the Merger and to cause such registration statement to be declared effective by the Securities and Exchange Commission not earlier than August 17, 1996.

COMPLIANCE WITH FEDERAL SECURITIES LAWS

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, "Insiders"), to file with the Commission initial reports of ownership and reports of changes in ownership of Realty Income Common Stock and other equity securities of the Company. Insiders are required by regulation of the Commission to furnish the Company with copies of all
Section 16(a) forms they file.

   To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company or written representations that no other reports were required, during the year ended December 31, 1995, all Insiders complied with all Section 16(a) filing requirements applicable to them.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
                         OF REALTY INCOME CORPORATION

   The following table sets forth as of March 15, 1996 certain information with respect to the beneficial ownership of shares of Realty Income Common Stock by (i) each director and Named Executive Officer and (ii) all directors and executive officers of the Company as a group. The Company does not know of any person who beneficially owns 5% or more of the outstanding shares of Realty Income Common Stock. Except as otherwise noted, the Company believes that the beneficial owners of shares of Realty Income Common Stock listed below, based on information furnished by such owners, have sole voting and investment power with respect to such shares.

                                             Shares of Realty Income
                                                    Common Stock
                                                Beneficially Owned
                                            -------------------------
Name                                         Number           Percent
- ----                                        --------          -------
William E. Clark(1)                         564,088             2.5

Richard J. VanDerhoff(2)                     78,278              *

Thomas A. Lewis                              77,053              *

John H. Wolfe (3)                           112,629              *

Gary Malino(4)                               63,169              *

Donald R. Cameron(5)(6)                      12,181              *

Michael D. McKee(6)                           4,500              *

Roger P. Kuppinger(6)                         3,000              *

All directors and executive officers
of the Company, as a group
(10 persons)(7)                             914,998             4.0%

- -----------------
*Less than one percent

(1) Mr. Clark's total includes 544,881 shares owned of record by The William
    E. Clark, Jr. and Evelyn J. Clark Family Trust (the "Clark Family Trust"), of which he is a trustee, 18,329 shares owned of record by the Realty Income Corporation Defined Benefit Pension Plan, of which he is the trustee, and 449 shares owned of record by his wife. Mr. Clark disclaims beneficial ownership of the shares owned of record by his wife.

(2) Mr. VanDerhoff's total includes 2,440 shares owned of record by his wife, as to which he disclaims beneficial ownership.

(3) Mr. Wolfe's total includes 12,835 shares owned by J.H. Wolfe Properties, Inc. and 10,976 shares owned by J.H. Wolfe Properties, Inc. Pension and Profit Sharing Plan and 14,080 shares owned of record by the Wolfe Family Trust of which he is the trustee.

(4) Mr. Malino's total includes 206 shares owned of record by his wife, as to which he disclaims beneficial ownership, and 1,043 shares owned of record jointly by he and his wife, as to which he shares voting and disposition power with his wife.

(5) Mr. Cameron's total includes 8,000 shares owned of record by the Trust dated April 1, 1984 FBO Cameron, Murphy and Spangler, Inc. Amended and Restated Pension Trust account of Donald R. Cameron, of which he is a trustee, 695 shares owned of record by his wife, and 749 shares owned of record by his son. Mr. Cameron disclaims beneficial ownership of the shares owned by his wife and son.

(6) For each of Messrs. Cameron, McKee and Kuppinger the total includes 2,500 shares subject to options that became exercisable on August 24, 1995.

(7) See notes (1) through (6).


                                  AUDITORS

   Subject to its discretion to appoint alternative auditors if it deems such action appropriate, the Board of Directors has retained KPMG Peat Marwick LLP as the Company's auditors for the current fiscal year. The Board of Directors has been advised that KPMG Peat Marwick LLP is independent with respect to the Company and its subsidiaries within the meaning of the Securities Act and the applicable published rules and regulations thereunder. Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting and will have the opportunity to make statements if they desire and to respond to appropriate questions from stockholders.

                STOCKHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

   All proposals of stockholders intended to be presented at the Company's 1997 Annual Meeting of Stockholders must be received by the Secretary of the Company by December 3, 1996 to be considered for possible inclusion in the proxy statement and form of proxy used in connection with such annual meeting.

                          YOUR PROXY IS IMPORTANT
                    WHETHER YOU OWN FEW OR MANY SHARES

       PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY CARD TODAY.

                         REALTY INCOME CORPORATION
                           220 WEST CREST STREET
                     ESCONDIDO, CALIFORNIA 92025-1725

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Richard J. VanDerhoff and Michael R. Pfeiffer as Proxies, each with the power to appoint his substitutes, and hereby authorizes each of them to represent and to vote as designated below, all the shares of Common Stock of Realty Income Corporation (the "Company") held of record by the undersigned on March 19, 1996, at the Annual Meeting of Stockholders to be held on May 14, 1996, and at any adjournment or postponement thereof.

       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

- -------------------------------------------------------------------------------
                            FOLD AND DETACH HERE

                                                Please mark      /X/
                                                your votes
                                                as indicated
                                                in this example


The Board of Directors recommends a vote FOR Items 1 and 2.

Item 1. - Election of Directors
          Nominees:

  FOR       WITHHOLD AUTHORITY
            For all (except as indicated to the contrary)
  / /       / /

William E. Clark, Thomas A. Lewis, Donald R. Cameron, Roger P. Kuppinger and Michael D. McKee

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below)

- ------------------------------------------------------------------------------

Item 2. - In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

PLEASE DATE THIS PROXY AND SIGN IT EXACTLY AS YOUR NAME OR NAMES APPEAR BELOW. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF SHARES ARE HELD BY A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY THE PRESIDENT OR OTHER AUTHORIZED OFFICER. IF SHARES ARE HELD BY A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AN AUTHORIZED PERSON.

All other proxies heretofore given by the undersigned to vote shares of stock of the Company, which the undersigned would be entitled to vote if personally present at the Annual Meeting or any adjournment or postponement thereof, are hereby expressly revoked.

Signatures(s)______________________________________________ Dated _______, 1996

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE. IF YOUR ADDRESS IS INCORRECTLY SHOWN, PLEASE PRINT CHANGES.

- -------------------------------------------------------------------------------
                            FOLD AND DETACH HERE